Exhibit 23.1

CONSENT OF REED SMITH LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 for the Teucrium Corn Fund (File No. 333-187463). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Reed Smith LLP

REED SMITH LLP

April 13, 2015

1